Exhibit 99.1

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results

•Fourth-quarter earnings of $286 million and adjusted EBITDA of $400 million
•Reached agreement for Phillips 66 to acquire all publicly held units

HOUSTON, Jan. 28, 2022 – Phillips 66 Partners LP (NYSE: PSXP) announces fourth-quarter 2021 earnings of $286 million, or $1.19 per diluted common unit. Cash from operations was $302 million, and distributable cash flow was $267 million. Adjusted EBITDA was $400 million in the fourth quarter, compared with $367 million in the prior quarter.

On Jan. 18, 2022, the general partner’s board of directors declared a fourth-quarter 2021 cash distribution of $0.875 per common unit.

Financial Results

Phillips 66 Partners’ fourth-quarter 2021 earnings were $286 million, compared with $242 million in the third quarter. The Partnership reported adjusted EBITDA of $400 million in the fourth quarter, compared with $367 million in the prior quarter. The increases in fourth-quarter earnings and adjusted EBITDA mainly reflect the recognition of deferred revenue and increased volumes.

Liquidity, Capital Expenditures and Investments

As of Dec. 31, 2021, total debt outstanding was $3.9 billion. The Partnership had $62 million in cash and cash equivalents and $749 million available under its revolving credit facility. The Partnership’s capital expenditures and investments for the quarter were $74 million.

Merger Agreement with Phillips 66

In October, Phillips 66 entered into an agreement to acquire all of the limited partner interests in Phillips 66 Partners not already owned by Phillips 66 and its affiliates. The transaction is expected to close in the first quarter of 2022. Upon closing, the Partnership will be a wholly owned subsidiary of Phillips 66 and will no longer be a publicly traded partnership.

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Shannon Holy (investors) 832-765-2297 shannon.m.holy@p66.com	Thaddeus Herrick (media) 855-841-2368 thaddeus.f.herrick@p66.com

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our equity affiliates transport, fractionate, terminal and store; the tariff rates with respect to volumes transported through our regulated assets, which are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; the continuing effects of the COVID-19 pandemic and its negative impact on the demand for refined products; changes in governmental policies relating to crude oil, refined petroleum products or NGL pricing, regulation, taxation, or exports; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; curtailment of operations due to accidents, severe weather (including as a result of climate change) or natural disasters, riots, strikes or lockouts; the inability to obtain or maintain permits, in a timely manner or at all, and the possible revocation or modification of permits; the operation, financing and distribution decisions of our equity affiliates; costs to comply with environmental laws and safety regulations; failure of information technology due to various causes, including unauthorized access or attacks; changes to the costs to deliver and transport crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of capital projects on time and within budget; general domestic and international economic and political developments including armed hostilities, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues; our ability to comply with our debt covenants and to incur additional indebtedness on favorable terms; changes in tax, environmental and other laws and regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow” and “coverage ratio.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income (loss). The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. These non-GAAP financial measures should not be considered as alternatives to their comparable GAAP measures. They have important limitations as analytical tools because they exclude some but not all items that affect their corresponding GAAP measures. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA, distributable cash flow and coverage ratio may be defined differently by other companies in our industry, our definition of those measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in this release.

References in the release to earnings or losses refer to net income or losses attributable to the Partnership. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q4 2021	Q3 2021
Selected Income Statement Data
Total revenues and other income	$503	452
Net income	299	255
Net income attributable to the Partnership	286	242

Adjusted EBITDA	400	367
Distributable cash flow	267	268

Net Income Attributable to the Partnership Per Limited Partner Unit—Diluted (Dollars)
Common units	$1.19	1.00

Selected Balance Sheet Data
Cash and cash equivalents	$62	71
Equity investments	2,929	2,941
Total assets	7,101	7,077
Total debt	3,897	3,896
Equity held by public
Preferred units	729	729
Common units	2,676	2,657
Equity held by Phillips 66
Common units	(743)	(798)

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results

Statement of Income

	Millions of Dollars
	Q4 2021	Q3 2021
Revenues and Other Income
Operating revenues—related parties	$322	275
Operating revenues—third parties	9	8
Equity in earnings of affiliates	166	163
Other income	6	6
Total revenues and other income	503	452

Costs and Expenses
Operating and maintenance expenses	106	89
Depreciation	35	38
Impairments	—	10
General and administrative expenses	19	17
Taxes other than income taxes	10	10
Interest and debt expense	31	32
Other expenses	—	1
Total costs and expenses	201	197
Income before income taxes	302	255
Income tax expense	3	—
Net Income	299	255
Less: Net income attributable to noncontrolling interest	13	13
Net Income Attributable to the Partnership	286	242
Less: Preferred unitholders’ interest in net income attributable to the Partnership	12	12
Limited Partners’ Interest in Net Income Attributable to the Partnership	$274	230

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results

Selected Operating Data

	Q4 2021	Q3 2021
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$144	121
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	981	954
Refined petroleum products and NGL	1,072	994
Total	2,053	1,948

Average pipeline revenue per barrel (dollars)	$0.76	0.67

Terminals
Terminal revenues (millions of dollars)	$53	40
Terminal throughput (thousands of barrels daily)
Crude oil(2)	424	446
Refined petroleum products	856	780
Total	1,280	1,226

Average terminaling revenue per barrel (dollars)	$0.44	0.36

Storage, processing and other revenues (millions of dollars)	$134	122
Total Operating Revenues (millions of dollars)	$331	283

Joint Venture Operating Data(3)
Crude oil, refined petroleum products and NGL (thousands of barrels daily)	1,342	1,294
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Cash Distributions

	Millions of Dollars Except as Indicated
	Q4 2021	Q3 2021
Cash Distributions†
Common units—public	$51	51
Common units—Phillips 66	149	149
Total	$200	200

Cash Distribution Per Common Unit (Dollars)	$0.875	0.875

Coverage Ratio*	1.34	1.34
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 1.51x and 1.69x at Q4 2021 and Q3 2021, respectively.

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income Attributable to the Partnership

	Millions of Dollars
		2021
	Year	Q4	Q3

Net Income Attributable to the Partnership	$735	286	242
Plus:
Net income attributable to noncontrolling interest	42	13	13
Net Income	777	299	255
Plus:
Depreciation	141	35	38
Net interest expense	127	31	31
Income tax expense	4	3	—
EBITDA	1,049	368	324
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	201	50	51
Expenses indemnified or prefunded by Phillips 66	1	—	—
Impairments	208	—	10
Less:
Adjusted EBITDA attributable to noncontrolling interest	66	18	18
Adjusted EBITDA	1,393	400	367
Plus:
Deferred revenue impacts*†	(7)	(14)	2
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	59	28	14
Maintenance capital expenditures†	115	48	44
Net interest expense	127	31	31
Preferred unit distributions	48	12	12
Income taxes paid	2	—	—
Distributable Cash Flow	$1,035	267	268
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.

Phillips 66 Partners Reports Fourth-Quarter 2021 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities

	Millions of Dollars
		2021
	Year	Q4	Q3

Net Cash Provided by Operating Activities	$1,153	302	338
Plus:
Net interest expense	127	31	31
Income tax expense	4	3	—
Changes in working capital	(29)	29	(36)
Undistributed equity earnings	4	4	2
Impairments	(208)	—	(10)
Deferred revenues and other liabilities	4	2	—
Other	(6)	(3)	(1)
EBITDA	1,049	368	324
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	201	50	51
Expenses indemnified or prefunded by Phillips 66	1	—	—
Impairments	208	—	10
Less:
Adjusted EBITDA attributable to noncontrolling interest	66	18	18
Adjusted EBITDA	1,393	400	367
Plus:
Deferred revenue impacts*†	(7)	(14)	2
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	59	28	14
Maintenance capital expenditures†	115	48	44
Net interest expense	127	31	31
Preferred unit distributions	48	12	12
Income taxes paid	2	—	—
Distributable Cash Flow	$1,035	267	268
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.